EXHIBIT 1



                          THE STRIDE RITE CORPORATION


                                      and


                               BANKBOSTON, N.A.,

                                  Rights Agent



                                Rights Agreement

                           Dated as of June 18, 1997

                                TABLE OF CONTENTS


                                                                    Page


         Section 1.   Certain Definitions..........................   1

         Section 2.   Appointment of Rights Agent..................   5

         Section 3.   Issue of Right Certificates..................   6

         Section 4.   Form of Right Certificates...................   8

         Section 5.   Countersignature and Registration............   9

         Section 6.   Transfer, Split-Up, Combination and
                        Exchange of Right Certificates;
                        Mutilated, Destroyed, Lost or
                        Stolen Right Certificates..................  10

         Section 7.   Exercise of Rights; Purchase Price;
                        Expiration Date of Rights..................  11

         Section 8.   Cancellation and Destruction of
                        Right Certificates.........................  13

         Section 9.   Availability of Preferred Shares.............  13

         Section 10.  Preferred Shares Record Date.................  14

         Section 11.  Adjustment of Purchase Price, Number of
                        Shares or Number of Rights.................  15

         Section 12.  Certificate of Adjusted Purchase Price
                        or Number of Shares........................  25

         Section 13.  Consolidation, Merger or Sale or Transfer
                        of Assets or Earning Power.................  26

         Section 14.  Fractional Rights and Fractional Shares......  27

         Section 15.  Rights of Action.............................  29

         Section 16.  Agreement of Right Holders...................  30

         Section 17.  Right Certificate Holder Not Deemed a
                        Stockholder................................  30




                                                                    Page

         Section 18.  Concerning the Rights Agent..................  31

         Section 19.  Merger or Consolidation or Change of
                        Name of Rights Agent.......................  32

         Section 20.  Duties of Rights Agent.......................  33

         Section 21.  Change of Rights Agent.......................  36

         Section 22.  Issuance of New Right Certificates...........  37

         Section 23.  Redemption...................................  37

         Section 24.  Exchange.....................................  39

         Section 25.  Notice of Certain Events.....................  41

         Section 26.  Notices......................................  42

         Section 27.  Supplements and Amendments...................  43

         Section 28.  Successors...................................  43

         Section 29.  Benefits of this Agreement...................  43

         Section 30.  Severability.................................  44

         Section 31.  Governing Law................................  44

         Section 32.  Counterparts.................................  44

         Section 33.  Descriptive Headings.........................  44

         Signatures................................................  45



         Exhibit A - Form of Certificate of Vote

         Exhibit B - Form of Right Certificate

         Exhibit C - Summary of Rights to Purchase Preferred
                         Shares




                   Agreement, dated as of June 18, 1997, between The

         Stride Rite Corporation, a Massachusetts corporation (the

         "Company"), and BankBoston, N.A. (the "Rights Agent").


                   The Board of Directors of the Company has autho-

         rized and declared a dividend of one preferred share purchase right (a "Right") for each Common Share (as hereinafter

         defined) of the Company outstanding on July 17, 1997 (the

         "Record Date"), each Right representing the right to purchase one one-hundredth of a Preferred Share (as hereinafter

         defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issu-

         ance of one Right with respect to each Common Share that

         shall become outstanding between the Record Date and the ear-

         liest of the Distribution Date, the Redemption Date and the

         Final Expiration Date (as such terms are hereinafter de-

         fined).


                   Accordingly, in consideration of the premises and

         the mutual agreements herein set forth, the parties hereby agree as follows:


                   Section 1.  Certain Definitions.  For purposes of

         this Agreement, the following terms have the meanings indi-

         cated:


                   (a)  "Acquiring Person" shall mean any Person (as

         such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 10% or more of the Com-

         mon Shares of the Company then outstanding, but shall not

         include the Company, any Subsidiary (as such term is herein-

         after defined) of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of

         any such plan.  Notwithstanding the foregoing, no Person

         shall become an "Acquiring Person" as the result of an

         acquisition of Common Shares by the Company which, by reduc-

         ing the number of shares outstanding, increases the

         proportionate number of shares beneficially owned by such

         Person to 10% or more of the Common Shares of the Company

         then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 10% or more of the Common

         Shares of the Company then outstanding by reason of share

         purchases by the Company and shall, after such share

         purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person

         shall be deemed to be an "Acquiring Person."  Notwithstanding the foregoing, if the Board of Directors of the Company

         determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvert-

         ently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such

         Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.


                   (b)  "Affiliate" and "Associate" shall have the

         respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities

         Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.


                   (c)  A Person shall be deemed the "Beneficial

         Owner" of and shall be deemed to "beneficially own" any secu-

         rities:


                   (i)  which such Person or any of such Person's Af-

              filiates or Associates beneficially owns, directly or

              indirectly;



                  (ii)  which such Person or any of such Person's Af-

              filiates or Associates has (A) the right to acquire

              (whether such right is exercisable immediately or only

              after the passage of time) pursuant to any agreement,

              arrangement or understanding (other than customary

              agreements with and between underwriters and selling

              group members with respect to a bona fide public offer-

              ing of securities), or upon the exercise of conversion

              rights, exchange rights, rights (other than these

              Rights), warrants or options, or otherwise; provided,

              however, that a Person shall not be deemed the Benefi-

              cial Owner of, or to beneficially own, securities ten-

              dered pursuant to a tender or exchange offer made by or

              on behalf of such Person or any of such Person's Af-

              filiates or Associates until such tendered securities

              are accepted for purchase or exchange; or (B) the right

              to vote pursuant to any agreement, arrangement or under-

              standing; provided, however, that a Person shall not be

              deemed the Beneficial Owner of, or to beneficially own,

              any security if the agreement, arrangement or under-

              standing to vote such security (1) arises solely from a

              revocable proxy or consent given to such Person in

              response to a public proxy or consent solicitation made

              pursuant to, and in accordance with, the applicable

              rules and regulations promulgated under the Exchange Act

              and (2) is not also then reportable on Schedule 13D

              under the Exchange Act (or any comparable or successor

              report); or


                 (iii)  which are beneficially owned, directly or

              indirectly, by any other Person with which such Person

              or any of such Person's Affiliates or Associates has any

              agreement, arrangement or understanding (other than cus-

              tomary agreements with and between underwriters and

              selling group members with respect to a bona fide public

              offering of securities) for the purpose of acquiring,

              holding,



              voting (except to the extent contemplated by the proviso

              to Section 1(c)(ii)(B)) or disposing of any securities

              of the Company.


                   Notwithstanding anything in this definition of Ben-

         eficial Ownership to the contrary, the phrase "then outstand-

         ing," when used with reference to a Person's Beneficial Own-

         ership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and out-

         standing which such Person would be deemed to own benefi-

         cially hereunder.


                   (d)  "Business Day" shall mean any day other than a

         Saturday, a Sunday, or a day on which banking institutions in

         Massachusetts are authorized or obligated by law or executive order to close.


                   (e)  "close of business" on any given date shall

         mean 5:00 P.M., Boston, Massachusetts time, on such date;

         provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Boston, Massachusetts time, on the next succeeding Business Day.


                   (f)  "Common Shares" when used with reference to

         the Company shall mean the shares of common stock, par value

         $0.25 per share, of the Company.  "Common Shares" when used with reference to any Person other than the Company shall

         mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.


                   (g)  "Distribution Date" shall have the meaning set

         forth in Section 3 hereof.






                   (h)  "Final Expiration Date" shall have the meaning

         set forth in Section 7 hereof.


                   (i)  "Person" shall mean any individual, firm, cor-

         poration or other entity, and shall include any successor (by merger or otherwise) of such entity.


                   (j)  "Preferred Shares" shall mean shares of Series

         A Junior Participating Preferred Stock, par value $1.00 per share, of the Company having the rights and preferences set forth in the Form of Amendment to Certificate of Vote

         attached to this Agreement as Exhibit A.


                   (k)  "Redemption Date" shall have the meaning set

         forth in Section 7 hereof.


                   (l)  "Shares Acquisition Date" shall mean the first

         date of public announcement by the Company or an Acquiring

         Person that an Acquiring Person has become such.


                   (m)  "Subsidiary" of any Person shall mean any cor-

         poration or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.


                   Section 2.  Appointment of Rights Agent.  The Com-

         pany hereby appoints the Rights Agent to act as agent for the

         Company and the holders of the Rights (who, in accordance

         with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment.  The Company may from time to time appoint such co-Rights Agents as it may deem necessary or

         desirable upon ten (10) days'





         prior written notice to the Rights Agent.  The Rights Agent shall have no duty to supervise, and shall in no event be

         liable for, the acts or omissions of any such co-Rights

         Agent.


                   Section 3.  Issue of Right Certificates.  (a)

         Until the earlier of (i) the tenth day after the Shares

         Acquisition Date or (ii) the tenth Business Day (or such

         later date as may be determined by action of the Board of

         Directors of the Company prior to such time as any Person

         becomes an Acquiring Person) after the date of the commence-

         ment by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common

         Shares for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Per-

         son (other than the Company, any Subsidiary of the Company,

         any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or

         pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of Common Shares

         aggregating 10% or more of the then outstanding Common Shares

         (including any such date which is after the date of this

         Agreement and prior to the issuance of the Rights; the ear-

         lier of such dates being herein referred to as the "Distribu-

         tion Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for

         Common Shares registered in the names of the holders thereof

         (which certificates shall also be deemed to be Right Certifi-

         cates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares.  As soon as practicable after the Distribution Date, the Company will

         prepare and execute, the Rights Agent will countersign, and the Company




         will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid

         mail, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right

         Certificate, in substantially the form of Exhibit B hereto (a

         "Right Certificate"), evidencing one Right for each Common

         Share so held.  As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.


                   (b)  On the Record Date, or as soon as practicable

         thereafter, the Company will send a copy of a Summary of

         Rights to Purchase Preferred Shares, in substantially the

         form of Exhibit C hereto (the "Summary of Rights"), by

         first-class, postage-prepaid mail, to each record holder of

         Common Shares as of the close of business on the Record Date,

         at the address of such holder shown on the records of the

         Company.  With respect to certificates for Common Shares out-

         standing as of the Record Date, until the Distribution Date,

         the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto.  Until the Distribu-

         tion Date (or the earlier of the Redemption Date or the Final

         Expiration Date), the surrender for transfer of any certifi-

         cate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto,

         shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.


                   (c)  Certificates for Common Shares which become

         outstanding (including, without limitation, reacquired Common

         Shares referred to in the last sentence of this paragraph

         (c)) after the Record Date but prior to the earliest of the

         Distribution Date, the


         Redemption Date or the Final Expiration Date shall have

         impressed on, printed on, written on or otherwise affixed to them the following legend:


              This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agree-ment between The Stride Rite Corporation and BankBoston, N.A., dated as of June 18, 1997 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of The Stride Rite Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Stride Rite Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) may become null and void.


         With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.  In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such

         Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights as-

         sociated with the Common Shares which are no longer outstand-

         ing.


                   Section 4.  Form of Right Certificates.  The Right

         Certificates (and the forms of election to purchase Preferred

         Shares and of assignment to be printed on the reverse

         thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable


         law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or

         automated quotation system on which the Rights may from time to time be listed, or to conform to usage.  Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as shall be set forth

         therein at the price per one one-hundredth of a Preferred

         Share set forth therein (the "Purchase Price"), but the

         number of such one one-hundredths of a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.


                   Section 5.  Countersignature and Registration.  The

         Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer,

         its President, any of its Vice Presidents, or its Treasurer,

         either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Clerk or an Assistant Clerk of the

         Company, either manually or by facsimile signature.  The

         Right Certificates shall be manually countersigned by the

         Rights Agent and shall not be valid for any purpose unless countersigned.  In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the

         Rights Agent and issuance and delivery by the Company, such

         Right Certificates, nevertheless, may be countersigned by the

         Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such

         Right Certificates had not ceased to be such officer of the

         Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the

         execution of such Right Certificate, shall be a proper of-

         ficer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such per-

         son was not such an officer.


                   Following the Distribution Date, the Rights Agent

         will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates is-

         sued hereunder.  Such books shall show the names and ad-

         dresses of the respective holders of the Right Certificates,

         the number of Rights evidenced on its face by each of the

         Right Certificates and the date of each of the Right Certifi-

         cates.


                   Section 6.  Transfer, Split-Up, Combination and

         Exchange of Right Certificates; Mutilated, Destroyed, Lost or

         Stolen Right Certificates.  Subject to the provisions of Sec-

         tion 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of busi-

         ness on the earlier of the Redemption Date or the Final Expi-

         ration Date, any Right Certificate or Right Certificates

         (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be trans-

         ferred, split up, combined or exchanged for another Right

         Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a

         Preferred Share as the Right Certificate or Right Certifi-

         cates surrendered then entitled such holder to purchase.  Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent,

         and shall surrender the Right Certificate or Right Certifi-

         cates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent.  Thereupon the

         Rights Agent shall countersign and deliver to the person

         entitled thereto a Right Certificate or Right Certificates,

         as the case may be, as so requested.  The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer,

         split up, combination or exchange of Right Certificates.



                   Upon receipt by the Company and the Rights Agent of

         evidence reasonably satisfactory to them of the loss, theft,

         destruction or mutilation of a Right Certificate, and, in

         case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's

         request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon sur-

         render to the Rights Agent and cancellation of the Right Cer-

         tificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Cer-

         tificate so lost, stolen, destroyed or mutilated.


                   Section 7.  Exercise of Rights; Purchase Price;

         Expiration Date of Rights.  (a)  The registered holder of any

         Right Certificate may exercise the Rights evidenced thereby

         (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the

         Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth of a

         Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on

         July 17, 2007 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23

         hereof (the "Redemption Date"), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.


                   (b)  The Purchase Price for each one one-hundredth

         of a Preferred Share purchasable pursuant to the exercise of a Right shall initially be $68.00, and shall be subject to adjustment from time to time as provided in Section 11 or 13 hereof and shall


         be payable in lawful money of the United States of America in accordance with paragraph (c) below.


                   (c)  Upon receipt of a Right Certificate represent-

         ing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any

         applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the

         Preferred Shares certificates for the number of Preferred

         Shares to be purchased and the Company hereby irrevocably

         authorizes any such transfer agent to comply with all such requests, or (B) requisition from the depositary agent

         depositary receipts representing such number of one one-

         hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent of the Preferred Shares with such depositary agent) and the Com-

         pany hereby directs such depositary agent to comply with such request; (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of frac-

         tional shares in accordance with Section 14 hereof; (iii)

         after receipt of such certificates or depositary receipts,

         cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder; and

         (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Cer-

         tificate.


                   (d)  In case the registered holder of any Right

         Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights


         equivalent to the Rights remaining unexercised shall be

         issued by the Rights Agent to the registered holder of such

         Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.


                   Section 8.  Cancellation and Destruction of Right

         Certificates.  All Right Certificates surrendered for the

         purpose of exercise, transfer, split up, combination or

         exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent,

         shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement.  The Company shall

         deliver to the Rights Agent for cancellation and retirement,

         and the Rights Agent shall so cancel and retire, any other

         Right Certificate purchased or acquired by the Company other-

         wise than upon the exercise thereof.  The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.


                   Section 9.  Availability of Preferred Shares.  The

         Company covenants and agrees that it will cause to be

         reserved and kept available out of its authorized and unis-

         sued Preferred Shares or any Preferred Shares held in its

         treasury, the number of Preferred Shares that will be suf-

         ficient to permit the exercise in full of all outstanding

         Rights in accordance with Section 7.  The Company covenants and agrees that it will take all such action as may be neces-

         sary to ensure that all Preferred Shares delivered upon exer-

         cise of Rights shall, at the time of delivery of the certifi-

         cates for such Preferred Shares (subject to payment of the

         Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.



                   The Company further covenants and agrees that it

         will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any

         Preferred Shares upon the exercise of Rights.  The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of

         Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for the Pre-

         ferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preferred Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is

         due.


                   Section 10.  Preferred Shares Record Date.  Each

         person in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred

         Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase

         Price (and any applicable transfer taxes) was made; provided,

         however, that if the date of such surrender and payment is a date upon which the Preferred Shares transfer books of the

         Company are closed, such person shall be deemed to have

         become the record holder of such shares on, and such certifi-

         cate shall be dated, the next succeeding Business Day on

         which the Preferred Shares transfer books of the Company are open.  Prior to the exercise of the Rights evidenced thereby,

         the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Shares for which the

         Rights shall be



         exercisable, including, without limitation, the right to

         vote, to receive dividends or other distributions or to

         exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.


                   Section 11.  Adjustment of Purchase Price, Number

         of Shares or Number of Rights.  The Purchase Price, the num-

         ber of Preferred Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.


                   (a)  (i)  In the event the Company shall at any

         time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) sub-

         divide the outstanding Preferred Shares, (C) combine the out-

         standing Preferred Shares into a smaller number of Preferred

         Shares or (D) issue any shares of its capital stock in a

         reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corpora-

         tion), except as otherwise provided in this Section 11(a),

         the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivi-

         sion, combination or reclassification, and the number and

         kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which,

         if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, he would have owned upon such exer-

         cise and been entitled to receive by virtue of such dividend,

         subdivision, combination or reclassification; provided, how-

         ever, that in no event shall the consideration to be paid

         upon the exercise of one Right be less





         than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.


                (ii)    Subject to Section 24 of this Agreement, in

         the event any Person becomes an Acquiring Person, each holder of a Right shall thereafter have a right to receive, upon

         exercise thereof at a price equal to the then current Pur-

         chase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of

         Preferred Shares, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the

         then current Purchase Price by the number of one one-

         hundredths of a Preferred Share for which a Right is then

         exercisable and dividing that product by (y) 50% of the then current per share market price of the Company's Common Shares

         (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event.  In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which

         would eliminate or diminish the benefits intended to be af-

         forded by the Rights.


                   From and after the occurrence of such event, any

         Rights that are or were acquired or beneficially owned by any

         Acquiring Person (or any Associate or Affiliate of such

         Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement.  No Right Certificate shall be issued pursuant to Section 3 that represents Rights ben-

         eficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or

         Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Per-

         son whose Rights would be void pursuant to the preceding sen-

         tence or any Associate or Affiliate thereof or to any nominee of such




         Acquiring Person, Associate or Affiliate; and any Right

         Certificate delivered to the Rights Agent for transfer to an

         Acquiring Person whose Rights would be void pursuant to the preceding sentence shall be cancelled.


               (iii)    In the event that there shall not be suffi-

         cient Common Shares issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the

         Rights.  In the event the Company shall, after good faith

         effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be

         issuable upon exercise of a Right, a number of Preferred

         Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred

         Shares or fraction thereof.


                   (b)  In case the Company shall fix a record date

         for the issuance of rights, options or warrants to all hold-

         ers of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares

         ("equivalent preferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a

         price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convert-

         ible into Preferred Shares or equivalent preferred shares)

         less than the then current per share market price of the Pre-

         ferred Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in





         effect immediately prior to such record date by a fraction,

         the numerator of which shall be the number of Preferred

         Shares outstanding on such record date plus the number of

         Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conver-

         sion price of the convertible securities so to be offered)

         would purchase at such current market price and the denomina-

         tor of which shall be the number of Preferred Shares out-

         standing on such record date plus the number of additional

         Preferred Shares and/or equivalent preferred shares to be

         offered for subscription or purchase (or into which the con-

         vertible securities so to be offered are initially convert-

         ible); provided, however, that in no event shall the consid-

         eration to be paid upon the exercise of one Right be less

         than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.  In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights

         Agent.  Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.  Such adjustment shall be made suc-

         cessively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so

         issued, the Purchase Price shall be adjusted to be the Pur-

         chase Price which would then be in effect if such record date had not been fixed.


                   (c)  In case the Company shall fix a record date

         for the making of a distribution to all holders of the Pre-

         ferred Shares (including any such distribution made in con-

         nection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or sub-

         scription rights or



         warrants (excluding those referred to in Section 11(b)

         hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction,

         the numerator of which shall be the then current per share market price of the Preferred Shares on such record date,

         less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights

         Agent) of the portion of the assets or evidences of

         indebtedness so to be distributed or of such subscription

         rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right.  Such adjustments shall be made successively when-

         ever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.


                   (d)  (i)  For the purpose of any computation here-

         under, the "current per share market price" of any security

         (a "Security" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily clos-

         ing prices per share of such Security for the 30 consecutive

         Trading Days (as such term is hereinafter defined) immedi-

         ately prior to such date; provided, however, that in the

         event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or secu-

         rities convertible into such shares, or (B) any subdivision,

         combination or reclassification of such Security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the





         record date for such subdivision, combination or reclas-

         sification, then, and in each such case, the current per

         share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such

         Security.  The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices,

         regular way, in either case as reported in the principal

         consolidated transaction reporting system with respect to

         securities listed or admitted to trading on the New York

         Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with

         respect to securities listed on the principal national

         securities exchange on which the Security is listed or admit-

         ted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last

         quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers,

         Inc. Automated Quotations System ("NASDAQ") or such other

         system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the clos-

         ing bid and asked prices as furnished by a professional

         market maker making a market in the Security selected by the

         Board of Directors of the Company.  The term "Trading Day"

         shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trad-

         ing is open for the transaction of business or, if the

         Security is not listed or admitted to trading on any national securities exchange, a Business Day.


                (ii)    For the purpose of any computation hereunder,

         the "current per share market price" of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i).  If the Preferred Shares are not pub-

         licly traded, the "current per share market price" of the

         Preferred Shares shall be conclusively deemed to




         be the current per share market price of the Common Shares as determined pursuant to Section 11(d)(i) (appropriately

         adjusted to reflect any stock split, stock dividend or simi-

         lar transaction occurring after the date hereof), multiplied by one hundred.  If neither the Common Shares nor the

         Preferred Shares are publicly held or so listed or traded,

         "current per share market price" shall mean the fair value per share as determined in good faith by the Board of

         Directors of the Company, whose determination shall be

         described in a statement filed with the Rights Agent.


                   (e)  No adjustment in the Purchase Price shall be

         required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, how-

         ever, that any adjustments which by reason of this Section

         11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All

         calculations under this Section 11 shall be made to the near-

         est cent or to the nearest one one-millionth of a Preferred

         Share or one ten-thousandth of any other share or security as the case may be.  Notwithstanding the first sentence of this

         Section 11(e), any adjustment required by this Section 11

         shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjust-

         ment or (ii) the date of the expiration of the right to exer-

         cise any Rights.


                   (f)  If as a result of an adjustment made pursuant

         to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of cap-

         ital stock of the Company other than Preferred Shares, there-

         after the number of such other shares so receivable upon

         exercise of any Right shall be subject to adjustment from





         time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred

         Shares contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the Preferred Shares shall apply on like terms to any such other shares.


                   (g)  All Rights originally issued by the Company

         subsequent to any adjustment made to the Purchase Price here-

         under shall evidence the right to purchase, at the adjusted

         Purchase Price, the number of one one-hundredths of a Pre-

         ferred Share purchasable from time to time hereunder upon

         exercise of the Rights, all subject to further adjustment as provided herein.


                   (h)  Unless the Company shall have exercised its

         election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in

         Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evi-

         dence the right to purchase, at the adjusted Purchase Price,

         that number of one one-hundredths of a Preferred Share (cal-

         culated to the nearest one one-millionth of a Preferred

         Share) obtained by (i) multiplying (x) the number of one

         one-hundredths of a share covered by a Right immediately

         prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase

         Price in effect immediately after such adjustment of the Pur-

         chase Price.


                   (i)  The Company may elect on or after the date of

         any adjustment of the Purchase Price to adjust the number of

         Rights in substitution for any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right.  Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which




         a Right was exercisable immediately prior to such adjustment.

         Each Right held of record prior to such adjustment of the

         number of Rights shall become that number of Rights

         (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in

         effect immediately after adjustment of the Purchase Price.

         The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.  This record date may be the date on which the Purchase Price is adjusted or any day

         thereafter, but, if the Right Certificates have been issued,

         shall be at least 10 days later than the date of the public announcement.  If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this

         Section 11(i), the Company shall, as promptly as practicable,

         cause to be distributed to holders of record of Right Cer-

         tificates on such record date Right Certificates evidencing,

         subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjust-

         ment, or, at the option of the Company, shall cause to be

         distributed to such holders of record in substitution and

         replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof,

         if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.  Right Certificates so to be distributed

         shall be issued, executed and countersigned in the manner

         provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record

         date specified in the public announcement.


                   (j)  Irrespective of any adjustment or change in

         the Purchase Price or the number of one one-hundredths of a

         Preferred Share issuable upon the exercise of the Rights, the

         Right Certificates theretofore and thereafter issued may con-

         tinue to express





         the Purchase Price and the number of one one-hundredths of a

         Preferred Share which were expressed in the initial Right

         Certificates issued hereunder.


                   (k)  Before taking any action that would cause an

         adjustment reducing the Purchase Price below one one-

         hundredth of the then par value, if any, of the Preferred

         Shares issuable upon exercise of the Rights, the Company

         shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may val-

         idly and legally issue fully paid and nonassessable Preferred

         Shares at such adjusted Purchase Price.


                   (l)  In any case in which this Section 11 shall

         require that an adjustment in the Purchase Price be made ef-

         fective as of a record date for a specified event, the Com-

         pany may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such

         exercise over and above the Preferred Shares and other capi-

         tal stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such

         additional shares upon the occurrence of the event requiring such adjustment.


                   (m)  Anything in this Section 11 to the contrary

         notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those

         adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Pre-

         ferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities





         which by their terms are convertible into or exchangeable for

         Preferred Shares, dividends on Preferred Shares payable in

         Preferred Shares or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such stockholders.


                   (n)  In the event that at any time after the date

         of this Agreement and prior to the Distribution Date, the

         Company shall (i) declare or pay any dividend on the Common

         Shares payable in Common Shares or (ii) effect a subdivision,

         combination or consolidation of the Common Shares (by reclas-

         sification or otherwise than by payment of dividends in Com-

         mon Shares) into a greater or lesser number of Common Shares,

         then in any such case (A) the number of one one-hundredths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths of a Preferred Share so purchas-

         able immediately prior to such event by a fraction, the

         numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after

         such event, and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immedi-

         ately prior to such event had issued with respect to it.  The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.


                   Section 12.  Certificate of Adjusted Purchase Price

         or Number of Shares.  Whenever an adjustment is made as pro-

         vided in Section 11 or 13 hereof, the Company shall promptly

         (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjust-

         ment, (b) file with the Rights Agent and with



         each transfer agent for the Common Shares or the Preferred

         Shares a copy of such certificate and (c) mail a brief

         summary thereof to each holder of a Right Certificate in

         accordance with Section 25 hereof.


                   Section 13.  Consolidation, Merger or Sale or

         Transfer of Assets or Earning Power.  In the event, directly or indirectly, at any time after a Person has become an

         Acquiring Person, (a) the Company shall consolidate with, or merge with and into, any other Person, (b) any Person shall consolidate with the Company, or merge with and into the Com-

         pany and the Company shall be the continuing or surviving

         corporation of such merger and, in connection with such

         merger, all or part of the Common Shares shall be changed

         into or exchanged for stock or other securities of any other

         Person (or the Company) or cash or any other property, or (c)

         the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50%

         or more of the assets or earning power of the Company and its

         Subsidiaries (taken as a whole) to any other Person other

         than the Company or one or more of its wholly-owned Subsid-

         iaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as other-

         wise provided herein) shall thereafter have the right to

         receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of such other Person (including the Company as successor

         thereto or as the surviving corporation) as shall equal the result obtained by (A) multiplying the then current Purchase

         Price by the number of one one-hundredths of a Preferred

         Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares of such other Person (determined



         pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the

         issuer of such Common Shares shall thereafter be liable for,

         and shall assume, by virtue of such consolidation, merger,

         sale or transfer, all the obligations and duties of the

         Company pursuant to this Agreement; (iii) the term "Company"

         shall thereafter be deemed to refer to such issuer; and (iv)

         such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common

         Shares in accordance with Section 9 hereof) in connection

         with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares

         thereafter deliverable upon the exercise of the Rights.  The

         Company shall not consummate any such consolidation, merger,

         sale or transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing.  The Company shall not enter into any transaction of the kind referred to in this

         Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the con-

         summation of such transaction, would eliminate or substan-

         tially diminish the benefits intended to be afforded by the

         Rights.  The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or

         other transfers.


                   Section 14.  Fractional Rights and Fractional

         Shares.  (a)  The Company shall not be required to issue

         fractions of Rights or to distribute Right Certificates which evidence fractional Rights.  In lieu of such fractional

         Rights, there shall be paid to the registered holders of the

         Right Certificates with regard to which such fractional

         Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole

         Right.  For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day



         immediately prior to the date on which such fractional Rights would have been otherwise issuable.  The closing price for any day shall be the last sale price, regular way, or, in

         case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to

         trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock

         Exchange, as reported in the principal consolidated

         transaction reporting system with respect to securities

         listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the

         Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so

         quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the

         Board of Directors of the Company.  If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.


                   (b)  The Company shall not be required to issue

         fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share)

         upon exercise of the Rights or to distribute certificates

         which evidence fractional Preferred Shares (other than frac-

         tions which are integral multiples of one one-hundredth of a

         Preferred Share).  Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary

         receipts, pursuant to an appropriate agreement between the

         Company and a depositary selected by it; provided, that such agreement shall provide



         that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are

         entitled as beneficial owners of the Preferred Shares repre-

         sented by such depositary receipts.  In lieu of fractional

         Preferred Shares that are not integral multiples of one

         one-hundredth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such

         Rights are exercised as herein provided an amount in cash

         equal to the same fraction of the current market value of one

         Preferred Share.  For the purposes of this Section 14(b), the current market value of a Preferred Share shall be the

         closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the

         Trading Day immediately prior to the date of such exercise.


                   (c)  The holder of a Right by the acceptance of the

         Right expressly waives his right to receive any fractional

         Rights or any fractional shares upon exercise of a Right

         (except as provided above).


                   Section 15.  Rights of Action.  All rights of ac-

         tion in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Cer-

         tificates (and, prior to the Distribution Date, the regis-

         tered holders of the Common Shares); and any registered

         holder of any Right Certificate (or, prior to the Distribu-

         tion Date, of the Common Shares), without the consent of the

         Rights Agent or of the holder of any other Right Certificate

         (or, prior to the Distribution Date, of the Common Shares),

         may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding

         against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right

         Certificate in the manner provided in such Right Certificate and in this Agreement.  Without limiting the foregoing or any



         remedies available to the holders of Rights, it is specifi-

         cally acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obliga-

         tions under, and injunctive relief against actual or threat-

         ened violations of the obligations of any Person subject to,

         this Agreement.


                   Section 16.  Agreement of Right Holders.  Every

         holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:


                   (a)  prior to the Distribution Date, the Rights

         will be transferable only in connection with the transfer of the Common Shares;


                   (b)  after the Distribution Date, the Right Cer-

         tificates are transferable only on the registry books of the

         Rights Agent if surrendered at the principal office of the

         Rights Agent, duly endorsed or accompanied by a proper

         instrument of transfer; and


                   (c)  the Company and the Rights Agent may deem and

         treat the person in whose name the Right Certificate (or,

         prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any nota-

         tions of ownership or writing on the Right Certificate or the associated Common Shares certificate made by anyone other

         than the Company or the Rights Agent) for all purposes what-

         soever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.


                   Section 17.  Right Certificate Holder Not Deemed a

         Stockholder.  No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the



         Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer

         upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of

         meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.


                   Section 18.  Concerning the Rights Agent.  The Com-

         pany agrees to pay to the Rights Agent reasonable compensa-

         tion for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable

         expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.  The Com-

         pany also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense,

         incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and

         administration of this Agreement, including the costs and ex-

         penses of defending against any claim of liability in the

         premises.


                   The Rights Agent shall be protected and shall incur

         no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or cer-

         tificate for the Preferred Shares or Common Shares or for

         other securities of the Company, instrument of



         assignment or transfer, power of attorney, endorsement,

         affidavit, letter, notice, direction, consent, certificate,

         statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary,

         verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section

         20 hereof.


                   Section 19.  Merger or Consolidation or Change of

         Name of Rights Agent.  Any corporation into which the Rights

         Agent or any successor Rights Agent may be merged or with

         which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corpora-

         tion succeeding to the stock transfer or corporate trust pow-

         ers of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement

         without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that such corporation would be eligible for appointment as a suc-

         cessor Rights Agent under the provisions of Section 21

         hereof.  In case at the time such successor Rights Agent

         shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the

         countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been coun-

         tersigned, any successor Rights Agent may countersign such

         Right Certificates either in the name of the predecessor

         Rights Agent or in the name of the successor Rights Agent;

         and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this

         Agreement.


                   In case at any time the name of the Rights Agent

         shall be changed and at such time any of the Right Certifi-

         cates shall have been countersigned but not delivered, the

         Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not

         have been countersigned, the Rights Agent may countersign

         such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.


                   Section 20.  Duties of Rights Agent.  The Rights

         Agent undertakes the duties and obligations imposed by this

         Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:


                   (a)  The Rights Agent may consult with legal coun-

         sel (who may be legal counsel for the Company), and the opin-

         ion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opin-

         ion.


                   (b)  Whenever in the performance of its duties

         under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action here-

         under, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate

         signed by any one of the Chairman of the Board, the Chief

         Executive Officer, the President, any Vice President, the

         Treasurer or the Clerk of the Company and delivered to the

         Rights Agent; and such certificate shall be full authori-

         zation to the Rights Agent for any action taken or



         suffered in good faith by it under the provisions of this

         Agreement in reliance upon such certificate.


                   (c)  The Rights Agent shall be liable hereunder to

         the Company and any other Person only for its own negligence,

         bad faith or willful misconduct.


                   (d)  The Rights Agent shall not be liable for or by

         reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same,

         but all such statements and recitals are and shall be deemed to have been made by the Company only.


                   (e)  The Rights Agent shall not be under any

         responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execu-

         tion hereof by the Rights Agent) or in respect of the valid-

         ity or execution of any Right Certificate (except its coun-

         tersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the

         Rights (including the Rights becoming void pursuant to Sec-

         tion 11(a)(ii) hereof) or any adjustment in the terms of the

         Rights (including the manner, method or amount thereof) pro-

         vided for in Section 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Right Certifi-

         cate or as to whether any Preferred Shares will, when issued,

         be validly authorized and issued, fully paid and nonassess-

         able.



                   (f)  The Company agrees that it will perform,

         execute, acknowledge and deliver or cause to be performed,

         executed, acknowledged and delivered all such further and

         other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or perform-

         ing by the Rights Agent of the provisions of this Agreement.


                   (g)  The Rights Agent is hereby authorized and

         directed to accept instructions with respect to the perfor-

         mance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any

         Vice President, the Clerk or the Treasurer of the Company,

         and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in

         accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.


                   (h)  The Rights Agent and any stockholder, direc-

         tor, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement.  Nothing

         herein shall preclude the Rights Agent from acting in any

         other capacity for the Company or for any other legal entity.


                   (i)  The Rights Agent may execute and exercise any

         of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the



         Company resulting from any such act, default, neglect or

         misconduct, provided reasonable care was exercised in the

         selection and continued employment thereof.


                   Section 21.  Change of Rights Agent.  The Rights

         Agent or any successor Rights Agent may resign and be dis-

         charged from its duties under this Agreement upon 30 days'

         notice in writing mailed to the Company and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certifi-

         cates by first-class mail.  The Company may remove the Rights

         Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights

         Agent, as the case may be, and to each transfer agent of the

         Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-

         class mail.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent.  If the Com-

         pany shall fail to make such appointment within a period of

         30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.  Any successor Rights Agent, whether

         appointed by the Company or by such a court, shall be a cor-

         poration organized and doing business under the laws of the

         United States or of the Commonwealth of Massachusetts (or of

         any other state of the United States so long as such corpora-

         tion is authorized to do business as a banking institution in the Commonwealth of Massachusetts), in good standing, having an office in the Commonwealth of Massachusetts, which is

         authorized under such laws to exercise corporate trust or

         stock transfer powers and is subject to supervision or exami-

         nation by federal or state



         authority and which has at the time of its appointment as

         Rights Agent a combined capital and surplus of at least $50 million.  After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and

         responsibilities as if it had been originally named as Rights

         Agent without further act or deed; but the predecessor Rights

         Agent shall deliver and transfer to the successor Rights

         Agent any property at the time held by it hereunder, and

         execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates.  Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or

         removal of the Rights Agent or the appointment of the

         successor Rights Agent, as the case may be.


                   Section 22.  Issuance of New Right Certificates.

         Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option,

         issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property

         purchasable under the Right Certificates made in accordance with the provisions of this Agreement.


                   Section 23.  Redemption.  (a)  The Board of Direc-

         tors of the Company may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or



         similar transaction occurring after the date hereof (such

         redemption price being hereinafter referred to as the

         "Redemption Price").  The redemption of the Rights by the

         Board of Directors of the Company may be made effective at such time, on such basis and with such conditions as the

         Board of Directors of the Company in its sole discretion may establish.


                   (b)  Immediately upon the action of the Board of

         Directors of the Company ordering the redemption of the

         Rights pursuant to paragraph (a) of this Section 23, and

         without any further action and without any notice, the right to exercise the Rights will terminate and the only right

         thereafter of the holders of Rights shall be to receive the

         Redemption Price.  The Company shall promptly give public

         notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption.  Within 10 days after such action of the Board of Directors of the Company ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding

         Rights at their last addresses as they appear upon the regis-

         try books of the Rights Agent or, prior to the Distribution

         Date, on the registry books of the transfer agent for the

         Common Shares.  Any notice which is mailed in the manner

         herein provided shall be deemed given, whether or not the

         holder receives the notice.  Each such notice of redemption will state the method by which the payment of the Redemption

         Price will be made.  Neither the Company nor any of its

         Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of

         Common Shares prior to the Distribution Date.




                   Section 24.  Exchange.  (a)  The Board of Directors

         of the Company may, at its option, at any time after any Per-

         son becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not

         include Rights that have become void pursuant to the provi-

         sions of Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or simi-

         lar transaction occurring after the date hereof (such ex-

         change ratio being hereinafter referred to as the "Exchange

         Ratio").  Notwithstanding the foregoing, the Board of Direc-

         tors of the Company shall not be empowered to effect such

         exchange at any time after any Person (other than the Com-

         pany, any Subsidiary of the Company, any employee benefit

         plan of the Company or any such Subsidiary, or any entity

         holding Common Shares for or pursuant to the terms of any

         such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.


                   (b)  Immediately upon the action of the Board of

         Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of

         Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio.  The Company shall promptly give public notice of any such exchange; provided,

         however, that the failure to give, or any defect in, such

         notice shall not affect the validity of such exchange.  The

         Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

         Each such notice of exchange will state the method by which the exchange of



         the Common Shares for Rights will be effected and, in the

         event of any partial exchange, the number of Rights which

         will be exchanged.  Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights

         which have become void pursuant to the provisions of Section

         11(a)(ii) hereof) held by each holder of Rights.


                   (c)  In the event that there shall not be suffi-

         cient Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional

         Common Shares for issuance upon exchange of the Rights.  In the event the Company shall, after good faith effort, be

         unable to take all such action as may be necessary to autho-

         rize such additional Common Shares, the Company shall substi-

         tute, for each Common Share that would otherwise be issuable upon exchange of a Right, a number of Preferred Shares or

         fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common

         Share as of the date of issuance of such Preferred Shares or fraction thereof.


                   (d)  The Company shall not be required to issue

         fractions of Common Shares or to distribute certificates

         which evidence fractional Common Shares.  In lieu of such

         fractional Common Shares, the Company shall pay to the regis-

         tered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current mar-

         ket value of a whole Common Share.  For the purposes of this paragraph (d), the current market value of a whole Common

         Share shall be the closing price of a Common Share (as deter-

         mined pursuant to the second sentence of Section 11(d)(i)

         hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.



                   Section 25.  Notice of Certain Events.  (a)  In

         case the Company shall propose (i) to pay any dividend

         payable in stock of any class to the holders of its Preferred

         Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash

         dividend), (ii) to offer to the holders of its Preferred

         Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstand-

         ing Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer

         (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50%

         or more of the assets or earning power of the Company and its

         Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the

         Company, or (vi) to declare or pay any dividend on the Common

         Shares payable in Common Shares or to effect a subdivision,

         combination or consolidation of the Common Shares (by reclas-

         sification or otherwise than by payment of dividends in Com-

         mon Shares), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with

         Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale,

         transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the

         Preferred Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action




         or the date of participation therein by the holders of the

         Common Shares and/or Preferred Shares, whichever shall be the earlier.


                   (b)  In case the event set forth in Section

         11(a)(ii) hereof shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right Cer-

         tificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe

         such event and the consequences of such event to holders of

         Rights under Section 11(a)(ii) hereof.


                   Section 26.  Notices.  Notices or demands autho-

         rized by this Agreement to be given or made by the Rights

         Agent or by the holder of any Right Certificate to or on the

         Company shall be sufficiently given or made if sent by

         first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as fol-

         lows:


                        The Stride Rite Corporation
                        191 Spring Street
                        P.O. Box 9191
                        Lexington, Massachusetts   02173-9191
                        Attention:  Corporate Clerk


         Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as fol-

         lows:


                        BankBoston, N.A.
                        P.O. Box 1865
                        Boston, Massachusetts   02105
                        Attention:  Shareholder Services Division




         Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.


                  Section 27.  Supplements and Amendments.  The Com-

         pany may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any

         provision contained herein which may be defective or incon-

         sistent with any other provisions herein, or to make any

         other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or

         amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that from and after such time as any Person becomes an Acquiring Person, this

         Agreement shall not be amended in any manner which would

         adversely affect the interests of the holders of Rights.


                  Section 28.  Successors.  All the covenants and pro-

         visions of this Agreement by or for the benefit of the Com-

         pany or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.


                   Section 29.  Benefits of this Agreement.  Nothing

         in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distri-

         bution Date, the Common Shares) any legal or equitable right,

         remedy or claim under this Agreement; but this Agreement

         shall be for the sole and exclusive benefit of the Company,

         the Rights Agent and the registered holders of the Right Cer-

         tificates (and, prior to the Distribution Date, the Common

         Shares).



                   Section 30.  Severability.  If any term, provision,

         covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid,

         void or unenforceable, the remainder of the terms, provi-

         sions, covenants and restrictions of this Agreement shall

         remain in full force and effect and shall in no way be af-

         fected, impaired or invalidated.


                   Section 31.  Governing Law.  This Agreement and

         each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the Commonwealth of Massa-

         chusetts and for all purposes shall be governed by and con-

         strued in accordance with the laws of such Commonwealth

         applicable to contracts to be made and performed entirely

         within such Commonwealth.


                   Section 32.  Counterparts.  This Agreement may be

         executed in any number of counterparts and each of such coun-

         terparts shall for all purposes be deemed to be an original,

         and all such counterparts shall together constitute but one and the same instrument.


                   Section 33.  Descriptive Headings.  Descriptive

         headings of the several Sections of this Agreement are

         inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.




                   IN WITNESS WHEREOF, the parties hereto have caused

         this Agreement to be duly executed and attested, all as of the day and year first above written.

         Attest:                          THE STRIDE RITE CORPORATION


         By /s/Karen Crider               By /s/John M. Kelliher
            Karen Crider                     John M. Kelliher
            Secretary                        Vice President, Finance



         Attest:                          BANKBOSTON, N.A.


         By /s/Michael J. Connor          By /s/Michael J. LaPolla
            Michael J. Connor                Michael J. LaPolla
            Account Manager                  Administration Manager







                                                             Exhibit A


                              FORM OF AMENDMENT TO
                 CERTIFICATE OF VOTE OF DIRECTORS ESTABLISHING
                          A SERIES OF A CLASS OF STOCK

                     General Laws Chapter 156B, Section 26





                   We,                      , President and
         , Clerk of The Stride Rite Corporation located at 191 Spring Street, P.O. Box 9191, Lexington, Massachusetts 02173-9191 do hereby certify that a meeting of the directors of the corporation held on June 18, 1997, the following vote establishing and designating a series of a class of stock and determining the relative rights and preferences thereof was duly adopted.

                   VOTED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Restated Articles of Organization, as amended, the Board of Directors hereby amends the Certificate of Vote of Directors (the "Certificate") establishing the Series A Junior Participating Preferred Stock, par value $1.00 per share, of the Corporation (the "Preferred Stock"), of which no shares have been issued to date, by deleting the existing designation and amount of the Series A Junior Participating Preferred Stock, the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions set forth in the Certificate (as adopted by the Board of Directors on July 2, 1987) in their entirety and substituting the following:

                   Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 600,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

                   Section 2.  Dividends and Distributions.

                   (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Pre-ferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $0.25 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, Septem-ber and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"),


              commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Com-mon Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivi-sion or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which hold-ers of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the num-ber of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                   (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or dis-tribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Pre-ferred Stock shall nevertheless be payable on such sub-sequent Quarterly Dividend Payment Date.

                   (C) Dividends shall begin to accrue and be cumula-tive on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of is-sue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.



                   Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                   (A) Subject to the provision for adjustment here-inafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivi-sion or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a frac-tion, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                   (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submit-ted to a vote of stockholders of the Corporation.

                   (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                   Section 4.  Certain Restrictions.

                   (A) Whenever quarterly dividends or other divi-dends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereaf-ter and until all accrued and unpaid dividends and dis-tributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                      (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking jun-ior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Pre-ferred Stock;

                     (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Pre-ferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the hold-ers of all such shares are then entitled;

                    (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dis-solution or winding up) to the Series A Preferred Stock, provided


                   that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                     (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in ac-cordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consider-ation of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treat-ment among the respective series or classes.

                   (B) The Corporation shall not permit any subsid-iary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                   Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the condi-tions and restrictions on issuance set forth herein, in the Restated Articles of Organization, as amended, or in any other Certificate of Vote creating a series of Preferred Stock or any similar stock or as otherwise required by law.

                   Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corpo-ration, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an ag-gregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the ag-gregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in propor-tion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combina-tion or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Pre-ferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the


         denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                   Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Com-mon Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Cor-poration shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstand-ing shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                   Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

                   Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

                   Section 10. Amendment. The Restated Articles of Organization, as amended, of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

                   IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PER-
         JURY, we have hereto signed our names this        day of
                         in the year 1997.




                                                  President




                                                    Clerk

                                                       Exhibit B

                           Form of Right Certificate


         Certificate No. R-                                    Rights



                  NOT EXERCISABLE AFTER JULY 17, 2007 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUB-JECT TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.


                               Right Certificate

                          THE STRIDE RITE CORPORATION


                   This certifies that                     , or regis-
         tered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of June 18, 1997 (the "Rights Agreement"), between The Stride Rite Corporation, a Massachusetts corporation (the "Company"), and BankBoston, N.A. (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Boston, Massachusetts time, on July 17, 2007 at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $1.00 per share, of the Company (the "Preferred Shares"), at a purchase price of $68.00 per one one-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly exe-cuted. The number of Rights evidenced by this Right Certif-icate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of July 17, 1997, based on the Pre-ferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share which may be pur-chased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

                   This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorpo-rated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full descrip-tion of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Com-pany and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the offices of the Rights Agent.

                   This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the


         holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

                   Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right or
         (ii) may be exchanged in whole or in part for Preferred Shares or shares of the Company's Common Stock, par value $0.25 per share.

                   No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

                   No holder of this Right Certificate shall be en-titled to vote or receive dividends or be deemed for any pur-pose the holder of the Preferred Shares or of any other secu-rities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of direc-tors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corpo-rate action, or to receive notice of meetings or other ac-tions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

                   This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                   WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of
                   , 1997.

         ATTEST:                          THE STRIDE RITE CORPORATION


                                          By
                                            Name:
                                            Title:


         Countersigned:

         BANKBOSTON, N.A.


         By
            Authorized Signature


                   Form of Reverse Side of Right Certificate


                               FORM OF ASSIGNMENT


                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificate.)


                   FOR VALUE RECEIVED
         hereby sells, assigns and transfers unto
                        (Please print name and address of transferee)

         this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and
         appoint                                 Attorney, to transfer
         the within Right Certificate on the books of the within-named Company, with full power of substitution.


         Dated:                            , 1997




                                       Signature



         Signature Guaranteed:

                   Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a com-mercial bank or trust company having an office or correspon-dent in the United States.

         ------------------------------------------------------------

                   The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).



                                       Signature

            --------------------------------------------------------


             Form of Reverse Side of Right Certificate -- continued


                          FORM OF ELECTION TO PURCHASE

                 (To be executed if holder desires to exercise
                 Rights represented by the Right Certificate.)


         To:  THE STRIDE RITE CORPORATION

                  The undersigned hereby irrevocably elects to exer-
         cise                             Rights represented by this
         Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certif-icates for such Preferred Shares be issued in the name of:

         Please insert social security
         or other identifying number


                        (Please print name and address)


         If such number of Rights shall not be all the Rights evi-denced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

         Please insert social security
         or other identifying number


                        (Please print name and address)


         Dated:                            , 1997



                                      Signature



         Signature Guaranteed:

                  Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a com-mercial bank or trust company having an office or correspon-dent in the United States.

             -------------------------------------------------------


             Form of Reverse Side of Right Certificate -- continued


                  The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).




                                      Signature

         -------------------------------------------------------------



                                     NOTICE

                  The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                  In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.


                                                          Exhibit C



                         SUMMARY OF RIGHTS TO PURCHASE
                                PREFERRED SHARES


                   On June 18, 1997, the Board of Directors of The Stride Rite Corporation (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $0.25 per share, of the Company (the "Common Shares"). The dividend is pay-able on July 17, 1997 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share, of the Company (the "Preferred Shares"), at a price of $68.00 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjust-ment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and BankBoston, N.A., as Rights Agent (the "Rights Agent").

                   Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") have acquired ben-eficial ownership of 10% or more of the outstanding Common Shares or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any person or group of affiliated per-sons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 10% or more of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certifi-cates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto.

                   The Rights Agreement provides that, until the Dis-tribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incor-porating the Rights Agreement by reference. Until the Dis-tribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being at-tached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribu-tion Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distri-bution Date and such separate Right Certificates alone will evidence the Rights.

                   The Rights are not exercisable until the Distribu-tion Date. The Rights will expire on July 17, 2007 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

                   The Purchase Price payable, and the number of Pre-ferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares; (ii) upon the grant to holders of the Pre-ferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities con-vertible into Preferred Shares with a conversion price, less than the then-current market price of the Preferred Shares; or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding reg-ular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of sub-scription rights or warrants (other than those referred to above).

                   The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exer-cise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock divi-dend on the Common Shares payable in Common Shares or subdi-visions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

                   Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation pay-ment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, con-solidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

                   Because of the nature of the Preferred Shares' div-idend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

                   In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will there-after be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right.


                   At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-hundredth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

                   With certain exceptions, no adjustment in the Pur-chase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Com-pany, be evidenced by depositary receipts) and in lieu there-of, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

                   At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial own-ership of 10% or more of the outstanding Common Shares, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis with such condi-tions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemp-tion Price.

                   The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the hold-ers of the Rights, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

                   Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to re-ceive dividends.

                   A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a
         Registration Statement on Form 8-A dated         , 1997.  A
         copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorpo-rated herein by reference.

                                         C-3